UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2007

CHANNELL COMMERCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On April 2, 2007, Channell Commercial Corporation (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2006.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 3.01.                                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2007, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the majority independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350, as a result of the resignation of David Iannini from the board of directors of the Company.  As previously announced, David Iannini, who was one of the Company’s independent directors and a member of the Company’s audit committee, resigned from the board of directors because he recently joined a financial services firm, and his position with that firm will require a substantial devotion of his time and attention.

Nasdaq’s letter advises the Company that, consistent with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(4), Nasdaq will provide the Company a cure period to regain compliance as follows:

•                  until the earlier of the Company’s next annual shareholders’ meeting or March 21, 2008; or

•                  if the next annual shareholders’ meeting is held before September 17, 2007, then the Company must evidence compliance no later than September 17, 2007.

Since the Company intends to hold its next annual shareholders’ meeting before September 17, 2007, the Company has until September 17, 2007 to regain compliance.  The Company fully intends to regain compliance with the majority independent director and audit committee requirements within the cure period allowed by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION

(Registrant)

Date: April 3, 2007

/s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer of the Registrant)